Exhibit 10.42

China merchant bank

Pledge contract

No 6201121207

Pledgee:  China merchant bank Beilun branch

Party A

Person in charge : lu li jun

Pledgor : Ningbo Keyuan plastic co.ltd

Party B

Person in charge: Tao chun feng

1 In consideration of the party B to apply for the loan/ commercial draft discount/ acceptance draft for the amount of (currency) $6.5 million, and party A agrees to provide the loan/ commercial draft discount/ acceptance draft to party B, and both parties signed the loan contract with number of 6201121207. (principal contract), or

2 the debtor____to apply for the loan/ commercial draft discount/ acceptance draft for the amount of (currency) ____, and party A agrees to provide the loan/ commercial draft discount/ acceptance draft to debtor, and both parties signed the loan contract with number of    (principal contract)

In order to ensure that the debtor completely and timely performs every obligation in the principal and that the pledgee’s rights are achieved, after party A 's complete inspection, agree to take party B’s property or right as pledge, the pledgor volunteers to undertake liability of all the debt in the principal contact for the pledgee and draw up this contact specially.

1. the pledge from party B

●	Time deposit slip

●	Copy: 1

●	Value: 42million RMB

●	Duration: 2012.12.19-2013 6.19

●	Source: company’s own money

●	No: 0004908127/57490319518000279

The method of pledge

1. when the debt due under the main contract, all the unreturned loan, advanced payment, discount payment from party A to party B, should be paid by the pledge under the contract, and if party A to ask a earlier cash back, party B should also take the pledge as the paymenet.

2. The both parties have reached the agreements for the interest, amount and the duration, or if party A need to adjust the interest rate during the contract period,  do not need to ask the approval from party B, and party B shall all agree with the change, and will not affect the party B’s pledge obligation under the contract.

3. The warranty scope

The debts of the contract, the scope should include the loan principal , penalty interest and compound interest, liquidated damage,proceed fee, and other related fees, and also the fees arising from the pledgor to achieve its rights ( include but not limited to litigation fee, lawyer fee and travel fee etc)

Details as follows:

1. Party A to issue to party B principal fee, the resultant interest , penalty interest and compound interest, liquidated damage,proceed fee, and other related fees based on the contract,

2. The acceptance bill and the principal paid by party A to party B and compound interest, liquidated damage,proceed fee, and other related fees to perform the payment obligation for commercial draft under the contract,

3. Party A’s discount of amout for  draft payment and compound interest, liquidated damage, proceed fee, and other related fees under the contract,

4. The fee for party to execute the pledge, include but not limited to litigation fee, lawyer fee and travel fee etc.

Article 4  The pledge property’s handover

1. The pledge’s property’s handover (registration) and keeping

4.1 if the pledge is movable property, party B should handover the pledge upon the date of signing the contract.

if the pledge is kept in third party's disposition, party B should give a notice to third party upon signing the contract, the arrival date of notice to third party will be deemed as the completion of delivery of pledge to party A.

if the party B to take the capital as the guaranty, party B should save the capital into the account which party A appointed at party A's bank, the capital account no should be the account no which automatically shown while the saving occured, which will be deemed as the party B to transfer the pledge to party A as the guarantee.

4.2 if the pledge is a kind of right, party B should transfer the right of certificate to party A upon the date of signing the contract, and also did the recording on the certicificates, party A should keep the certificates properly and be responsbile for the loss.

Article 5 The pledge property’s registration

1. if the pledge can only be valid after registered in the local registration authority under the contract, party B should cooperate with party A to provide the necessary documents to do the registration within the period requested by party A .

2. Party B should actively work with party A to do the registration, if the work is not done on time, then the party B should undertake the related fee if necessary.

Article 6 The duration of the pledge

It is from the effective date of contract to the debt due date.

Article 7 The pledge’s keep and responsiblity

1. It is the party A’s duty to keep the pledge, and party A should take the related civil duty in case the pledge get damaged or lost.

2. In case the pledge lost or damaged, party B can ask party A to draw the pledge, or make debt paid off earlier to collect the pledge.

Article 8 The insurance of the pledge

Per the request of the pledgee, the pledgor should do the full insurance for the pledge under the contract and take the pledgee as the first beneficiary or insured., and give the insurance sheet to party A for keeping, and the insurance life should be longer than the pledge duration, the amount of premium should not be lower than the amount of pledge, the due date of insurance should be six month later than the due date of pledge right, but if the pledge is not paid off after the insurance date, the pledgee has the right to ask to continue the insurance until the debt is paid off.

before all the creditor’s right is paid off, if any accident happened during the contract period, all the rights under the contract should be pledgee’s disposal, the insurance premium and compensation should be saved into pledgee’s appointed account as pledge, and after the paid off, if there are any balance, then use be returned to pledgor after the paid off, if the pledge is damaged or the damage is not in the scope of insurance, then the pledgee has the right to ask the pledgor to pay the balance or insurance. the pledgor should give the insurance contact and other legal documents to pledgee for keeping, and pay the related fee in a timely manner, follow the requirement and other request of insurance contract, and to provide the last payment bill or all the related bills per pledgee’s request. the pledgee can buy the insurance instead of pledgor, but the pledgor should pay the insurance premium upon receiving the notice.

Article 9 The compound interest

Party A has the right to collect the compound interest, and the compound interest should be used for compensating the fee of collecting the compound interest first.

Article 10 The expense

Party B to undertake the insurance, notarization, registration, and storage fee under the contract.

Article 11

During the contract period,  if there is a possibility for pledge to damage or value reduction, party A has the right to ask party B to provide warranty,  if party B does not do so, party A has the right to bid the pledge, and use the payment for principal and interest paid off under the contract,  or to draw with the third party.

If party B to suppress the truth that he does not has the ownership for the pledge, party A can ask party B to provide a new pledge, if party B can not do so, should undertake % of the loan and interest as the liquidated damages to party A, and if the above mentioned conducts cause the loss of party A, party B should be also responsible for the loss of party A .

Article 12

If the pledge is the pledge right (include but not limited to bill, warrant, saving bill, storage bill etc) and there is a collection date for the pledge,  and the date is earlier than the due date of debt, party B has right to claim the pay off of collection before the due date of debt, the cash or property should be saved into the account or the place party B appointed, B has the right to handle the pledge based on the following procedure and party A should provide the assistance.

If the pledge is saving bill, when the bill expired, the bill should be automatically saved again and as a pledge for the contract, if there is the change of number or amount or duration, will not affect party B’s obligation.

If the pledge is storage bill or warehouse receipt, and the due date of bill is later than the pledge due date, then party A has the right to claim the pledge earlier than the storage bill due date, and the collected payment should be used to the debt under the contract.

Article 13

If party B to use movable property or loan/ acceptance bill/discount as ledge, if there are value reduction drop to ___% of pledge value during the contract period, party B should to replace the pledge or get a new pledge to make up the insufficient part.

Article 14

During the contract period, if there are separation, dismiss, going to bankruptcy, be cancelled the registration, the certification,  the pledge right be damaged, lost, frozen or sealed, party A has the right to execute the pledge in advance.

Article 15

In case one of the following situations happen, pledgee has the right to handle the pledge to get the pledge right

1. Party B or debtor to violate the contrat.

2. Pledgor/other guarantee person to violate the contract, or pledgor not to perform the contract obligation.

3. Party B to use movable property or loan/ acceptance bill/discount as ledge, and there are value reduction drop to ___% of pledge value during the contract period.

4. The pledgor is the natural person, death and not successor.

5. The pledgor is dead, the successor to give up the inherit and pay the deb.

6. The party B is legal person, there are separation, dismiss, going to bankruptcy, or cancelled the registration, the certification.

7. The other issues may seriously affect the contract.

Article 16 The contract’s independence

The effectiveness of this contact is independent from that of the principal contact, that means, this contact does not become invalid or be receded just because the principal contact becomes invalid or be receded. And the contract will not be affected if if there are separation, dismiss, going to bankruptcy, be cancelled the registration, the certification, if per the contract, the party A to stop issuing the unissued acceptance bill or the discount, or collect the issued loan , all of those will not affect the party B’s obligation.

Article17 The achieve of pledge

1. Party A does not perform the debt after the due date, or perform the debt which claim due, pledgee has the right to handle the pledge to get the pledge right.

The value mutually agreed by both parties or listed in the registration are not the final value, should be decided by the net amount deducted by tax.

If the pledge value should be used to compensate the creditor’s right, then the mutually agreed value above mentioned should not used as judgment, the final value should be get by mutually discussed by both parties.

2. The pledgee has the right to handle the pledge by sale, bid, cash the pledge in advance, and get the paid based on the cash or to handle the payment by contract. after handled the pledge, the paid cash should be for all the creditor’s right, for the financing beside the loan, the remaining can be returned to party A.

 If the party A and debtor is the same person, the party B can apply for the enforce for the property beside the pledge, on the condition that not to give up the pledge.

Article 18 The change of contract

After the contract get effective, either party can not change the content of contract without other party’s consent.

Article 19

1. The applied laws

This contact applies to the Chinese (not including Hongkong, Macau Special Administrative, and Taiwan) laws.

2. The dispute resolution

All the disputes of this contact can be solved through the friendly consultation. If the consultation falls, the People’s Court of the creditor’s domicile place enjoys the non-excludable right of jurisdiction. During the period of argument, every party should continue to perform the items which have not been argued.

Article 20 Informing

All the inform related to the contract should be written, and

The contract for party A is

For party B is

It is the signed letter, the date when the recipient sign is regarded as acceptance, For the fax or e-mail, it is the day when the fax or e-mail is sent out, if there are any changes for each party’s address should be informed on time, otherwise should take the potential risk.

Article 21 Terms

The terms in the contract has the same meaning with main contract unless otherwise stated.

Article 22 Effectiveness

This contact is valid after it is stamped by the creditor’s and the debtor’s official seals and signed or stamped by their legal representatives/persons responsible or authorized attorneys (if the attorneys are natural men, they only need to sign this contact). It is ended when all the secured creditor’s rights are tendered.

Article 23 Other items, if any

Article 24 The contract is in 2 copies, each party took 1 copy

The contact is signed by the following pledgor and pledgee .The pledgor ensures that when signing this contact, both sides have been explained and discussed all the items in detail and have no questions for all the items, and have an accurate understanding the limitation or exempted items of the legal implications of the interested parties’ related obligations and liabilities.

The pledgee (official seal) Party A	The pledgor (official seal) Party B
The legal representative	The persons responsible or the authorized
or the authorized attorney notary (signature or stamp of official seal)	(signature or stamp of official seal)
2012.12.19	2012.12.19